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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)    December 21, 1998
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                     Data Processing Resources Corporation
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            (Exact name of registrant as specified in its charter)


   California                   0-27612                        95-3931443
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 (State or other              (Commission                    (I.R.S. Employer
  jurisdiction                File Number)                  Identification No.)
of incorporation)



4400 MacArthur Boulevard, Suite 600, Newport Beach, California          92660
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         (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code   (949) 553-1102
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)
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Item 2.  Acquisition or Disposition of Assets.

          On December 21, 1998, Data Processing Resources Corporation ("DPRC") acquired Systems & Programming Consultants, Inc., a North Carolina corporation ("SPC"), pursuant to the terms of the Agreement and Plan of Merger, dated June 16, 1998, as amended on October 13, 1998 and on October 20, 1998, by and among DPRC, DPRC Acquisition Corp., a wholly owned subsidiary of DPRC ("Merger Sub"), SPC and certain shareholders of SPC (the "Merger Agreement"). In the merger, Merger Sub was merged with and into SPC, with SPC continuing as the surviving corporation as a wholly owned subsidiary of DPRC. The consideration delivered in connection with the merger was paid in shares of DPRC common stock. In the merger, each outstanding share of SPC common stock was converted into 6.399204 shares of DPRC common stock. No fractional shares were issued. In connection with the merger, DPRC issued approximately 2.2 million shares of DPRC common stock and assumed the outstanding options under the SPC Stock Option Plan. Such SPC options are fully vested and exercisable to purchase approximately 1.1 million shares of DPRC common stock at a weighted average option exercise price of approximately $4.06 per share. The merger was approved on December 17, 1998 at a special meeting of SPC shareholders and on December 21, 1998 at a special meeting of DPRC shareholders. The effective date of the merger was December 21, 1998. The merger is anticipated to qualify as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles.

          The information related to this transaction which would otherwise be required to be reported under Item 2 is not provided herein pursuant to General Instruction B.3. of Form 8-K as substantially the same information required by
Item 2 has been "previously reported" (as defined in Rule 12b-2) by the Registrant in connection with the Registrant's Registration Statement on Form S-4 (File No. 333-61017).

Item 7.  Financial Statements and Exhibits.

          The information related to this transaction which would otherwise be required to be reported under Item 7 is not provided herein pursuant to General Instruction B.3. of Form 8-K as substantially the same information required by
Item 7 has been "previously reported" (as defined in Rule 12b-2) by the Registrant in connection with the Registrant's Registration Statement on Form S-4 (File No. 333-61017).

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          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DATA PROCESSING RESOURCES CORPORATION
                                                (Registrant)


Dated: December 21, 1998            By:  /s/ Michael A. Piraino
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                                         Michael A. Piraino
                                         Executive Vice President and Secretary

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